First Quarter 2022 Financial Results April 26, 2022 Exhibit 99.2

Forward–Looking Statements 2 Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward looking statements. You should be aware that the occurrence of the events described under the caption Item 1A. Risk Factors in this report could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission (SEC). Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise

Expense Management Financial Highlights Loan and deposit growth continues, credit quality remains strong, insurance and wealth management revenue expands Source: Company reports 3 Loans Held for Investment (HFI) increased $149.3 million, or 1.5%, linked-quarter and $413.4 million, or 4.1%, year-over-year Deposits increased $26.1 million, or 0.2%, linked-quarter and $729.9 million, or 5.1%, year-over-year Solid performance in fee-based businesses Earnings Drivers Revenue totaled $153.5 million, up $4.4 million, or 2.9%, from the prior quarter Net interest income (FTE) totaled $102.3 million, an increase $1.1 million, or 1.1%, linked-quarter Noninterest income totaled $54.1 million, representing 35.3% of total revenue Insurance revenue experienced a 20.3% increase linked-quarter and 13.2% increase year-over-year Profitable Revenue Generation Noninterest expense totaled $121.5 million in the first quarter, up $2.1 million, or 1.7%, from the prior quarter Salaries and employee benefits expense increased $1.3 million principally due to payroll taxes Equipment expense and other expense collectively declined $1.1 million linked-quarter Credit quality remained solid; nonperforming assets declined 8.9% year-over-year Recoveries exceeded charge-offs by $137 thousand in the first quarter Provision for credit losses totaled a negative $2.0 million for the quarter Credit Quality Maintained strong capital levels with CET1 ratio of 11.23% and total risk-based capital ratio of 13.53% Repurchased $9.1 million, or approximately 279 thousand shares of common stock in the first quarter; at March 31, 2022, had $90.9 million remaining authority under the repurchase program, which expires on December 31, 2022 Board of Directors declared quarterly cash dividend of $0.23 per share Capital Management

Loans Held for Investment (LHFI) Portfolio Focus on profitable, credit-disciplined loan growth continued Source: Company reports (1) Percentages may not sum to 100% due to rounding. Dollar Change: $22 $149 $73 $169 4 Portfolio exhibits diversity by product type, geography, and industry Solid growth in the quarter while maintaining strong asset quality Virtually no exposure to regulatory defined higher risk commercial and industrial outstandings and REITs 1-4 Residential portfolio is primarily comprised of 15 year or less mortgages and Hybrid ARMs

Real Estate Secured Loan Portfolio Detail 5 Source: Company reports (1) Multi-Family is included in Other Real Estate Secured Loans in Financials Focus on vertical construction with limited exposure to unimproved land and development Well-diversified product and geographical mix Balanced between non-owner and owner-occupied portfolios Virtually no REIT outstanding ($4.4 million)

Commercial Loan Portfolio Detail 6 Source: Company reports Well-diversified portfolio with no single category exceeding 12% Small energy book and has never been an area of focused growth Virtually no regulatory defined higher risk commercial and industrial outstanding ($16.0 million) Portfolio includes commercial, financial intermediaries, agriculture production and non-profits

Allowance for Credit Losses Source: Company reports Does not include allowance for off balance sheet credit exposures Totals may not foot due to rounding 7 ($ in millions) Net impact of quantitative changes including improvement of the macroeconomic forecast, loan growth, and individually analyzed reserves Net impact of qualitative changes including the COVID-19 pandemic reserve and potential impact of the rising rate environment Net impact of all other changes including prepayment studies etc. ACL 12/31/21 ACL 3/31/22

Credit Risk Management Solid asset quality metrics Allowance for credit losses represented 0.95% of loans held for investment and 484.01% of nonaccrual loans, excluding individually evaluated loans Recoveries exceeded charge-offs by $137 thousand in the first quarter Nonperforming assets remained relatively unchanged from the prior quarter and declined $6.6 million, or 8.9%, year-over-year Source: Company reports Note: Unless noted otherwise, credit metrics exclude PPP loans (1) Totals may not foot due to rounding (2) NPLs excludes individually evaluated loans 8

Attractive, Low-Cost Deposit Base Deposits totaled $15.1 billion at March 31, 2022, up $26.1 million, or 0.2%, linked-quarter, and up $729.9 million, or 5.1%, year-over-year Cost of interest-bearing deposits in the first quarter totaled 0.11%, down 2 basis points from the prior quarter Source: Company reports (1) Numbers and/or percentages may not foot due to rounding. (2) Above does not include the daily sweep between low transaction interest checking to savings for regulatory purposes. 9 $14,668

Income Statement Highlights – Net Interest Income Net interest income (FTE) totaled $102.3 million, resulting in a net interest margin of 2.58% in the first quarter The net interest margin, excluding PPP loans and Federal Reserve Bank balance, totaled 2.88% in the first quarter, a 6 basis point increase from the prior quarter Source: Company reports (1) Totals may not foot due to rounding (2) Loan Yield includes LHFI & LHFS 10 Asset Rate/Volume Liability Rate/Volume # of Days in Quarter PPP Net Interest Margin

Earning Asset Composition & Interest Rate Sensitivity As of 03/31/22 11 Substantial NII asset sensitivity is driven by, Loan portfolio mix with 47% variable rate (Excludes Hybrid ARMS >1 year to next reset) Securities portfolio duration of 4.1 years Cash & due balance of $1.9 billion Agency MBS is backed primarily by 15-year collateral Book Balance: $3.8B Yield: 1.38% Book Balance: $10.6B Yield2: 3.58% (1) Loans include LHFI & LHFS (2) Loan Yield includes LHFI & LHFS

Income Statement Highlights – Noninterest Income Source: Company reports (1) Totals may not foot due to rounding Noninterest income totaled $54.1 million in the first quarter, an increase of $3.3 million linked-quarter and a $6.5 million decrease year-over-year. The linked-quarter increases in insurance, wealth management and other, net revenue, which includes a gain on the sale of a former branch facility, were offset in part by a decline in mortgage banking revenue. Insurance revenue totaled $14.1 million, a $2.4 million increase from the prior quarter and a $1.6 million increase from the previous year due primarily to increased property and casualty commissions. 12 (1)

Income Statement Highlights – Mortgage Banking Source: Company reports (1) Totals may not foot due to rounding (2) Production includes Loans Available for Sale (AFS) and Portfolio (3) Gain on Sale Margin excludes FAS 133 (Pipeline valuation adjustment) Mortgage banking revenue totaled $9.9 million in the first quarter of 2022, a $1.7 million decrease linked-quarter and $10.9 million decrease year-over year. Mortgage loan production in the first quarter totaled $544.3 million, a decrease of 7.9% from the prior quarter and 29.0% from the prior year. Retail production represented 80% of volume, or $434.2 million, in the first quarter. 13 Gain on sale margin (3) Purchase 52% 71% 69% 71% 73% Refinance 48% 29% 31% 29% 27%

Adjusted Noninterest Expense(2) – totaled $120.6 million in the first quarter, a 2.1% increase from the prior quarter Salaries and employee benefits increased $1.3 million linked-quarter principally due to payroll taxes. Services & fees increased $1.5 million from the prior quarter due to continued investments in technology and higher professional fees while net occupancy-premises expense grew $263 thousand Equipment expense and other expense collectively declined $1.1 million linked-quarter Income Statement Highlights – Noninterest Expense Source: Company reports (1) Totals may not foot due to rounding (2) For Non-GAAP measures, please refer to the Earnings Release dated April 26, 2022 and the Consolidated Financial Information, Note 6 – Non-GAAP Financial Measures 14

Capital Management Solid capital position reflects consistent profitability of diversified financial services businesses Capital position remained strong with a CET1 ratio of 11.23% and a total risk-based capital ratio of 13.53% at March 31, 2022 Repurchased $9.1 million, or approximately 279 thousand shares of common stock in the first quarter. At March 31, 2022, Trustmark had $90.9 million in remaining authority under its existing stock repurchase program, which expires December 31, 2022. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2022, to shareholders of record on June 1, 2022 Source: Company reports (1) Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital. 15

Outlook Commentary(1) Source: Company reports (1) See Forward Looking Statement Disclosure on page 2 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. 16

Trustmark Corporation Diversified financial services company headquartered in Jackson, MS, offering banking, wealth management, and risk management solutions in 179 locations throughout the Southeast U.S. Our vision is to be a premier financial services provider in our marketplace. Our mission is to achieve outstanding customer satisfaction by providing banking, wealth management, and risk management solutions through superior sales and service, utilizing excellent people, teamwork, and diversity, while meeting our corporate financial goals. 17 Who We Are Strategic Priorities to Enhance Shareholder Value Our Footprint